Exhibit 99.1

News

For Immediate Release

IMS Contacts:	TPG Contact:
Darcie Peck	Kristin Celauro
Investor Relations	Owen Blicksilver Public Relations, Inc.
(203) 845-5237	(732) 291-5456
dpeck@imshealth.com

Christine Dusek	CPPIB Contact:
Communications	May Chong
(203) 845-5430	(416) 868-8657
cdusek@imshealth.com	mchong@cppib.ca

IMS Health to be Acquired by TPG and
CPP Investment Board

IMS Shareholders to Receive $22 per Share in Cash;
Transaction Valued at $5.2 Billion

NORWALK, CT, November 5, 2009 – IMS Health (NYSE: RX), the world’s leading provider of market intelligence to the pharmaceutical and healthcare industries, today announced that it has entered into a definitive agreement to be acquired by investment funds managed by TPG Capital (“TPG”) and the CPP Investment Board (“CPPIB”) in a transaction with a total value of $5.2 billion, including the assumption of debt.

The agreement was unanimously approved by the IMS Board of Directors based upon the recommendation of the Transaction Committee that was established to undertake a review of IMS’s strategic alternatives.  Under the agreement, IMS shareholders will receive $22.00 cash for each share of IMS common stock they own, representing a premium of approximately 50 percent over the closing share price on Friday, October 16, 2009, the last trading day prior to public speculation that IMS was considering its strategic alternatives.

The transaction has fully committed financing, consisting of a combination of equity to be invested by TPG and CPPIB and debt financing to be provided by certain affiliates of Goldman, Sachs & Co., including its principal loan and mezzanine funds.

“This transaction enables our shareholders to realize substantial value from their investment in IMS with an immediate cash premium, while at the same time strengthening our position to capture long-term growth opportunities,” said IMS Chairman and CEO David R. Carlucci. “With the backing of world-class private equity partners, we will continue our focus on expanding into new markets, further improving the quality and depth of offerings we deliver to our clients, and playing a bigger role in the healthcare market.”

“IMS Health has consistently demonstrated it is the definitive source of critical data and services to the evolving healthcare industry,” said Jonathan Coslet, Senior Partner, TPG. “We are pleased to join with our long-time partner, CPP Investment Board, and a talented management team to continue the growth of this outstanding franchise.”

“We are pleased to make a significant investment in IMS Health which is the market leader in its industry with a strong customer base,” said Mark Wiseman, Senior Vice President, Private Investments, for CPP Investment Board. “CPPIB and

TPG are like-minded, long-term investors and we look forward to working together and in partnership with management to help grow the business.”

Completion of the transaction is subject to approval of IMS shareholders, regulatory approvals and customary closing conditions and is expected to occur by the end of the first quarter of 2010.

Foros Securities LLC acted as financial advisor to the Transaction Committee of the Board.  Lazard rendered a fairness opinion to the Transaction Committee.  Morris, Nichols, Arsht & Tunnell LLP acted as legal advisor to the Transaction Committee.

Deutsche Bank Securities Inc. acted as financial advisor to the Company, and Sullivan & Cromwell LLP acted as legal advisor to the Company.

Goldman, Sachs & Co., BofA Merrill Lynch, Barclays Capital, Evercore Partners, and J.P. Morgan acted as financial advisors to TPG and CPPIB.  Ropes & Gray LLP acted as legal advisor to TPG and CPPIB. CPPIB was also separately advised by Torys LLP.

About IMS

Operating in more than 100 countries, IMS Health is the world’s leading provider of market intelligence to the pharmaceutical and healthcare industries. With $2.3 billion in 2008 revenue and more than 50 years of industry experience, IMS offers leading-edge market intelligence products and services that are integral to clients’ day-to-day operations, including product and portfolio management capabilities; commercial effectiveness innovations; managed care and consumer health offerings; and consulting and services solutions that improve productivity and the delivery of quality healthcare worldwide. Additional information is available at http://www.imshealth.com.

About TPG Capital

TPG Capital is the global buyout group of TPG, a leading private investment firm founded in 1992 with approximately $45 billion of assets under management and offices in San Francisco, London, Hong Kong, New York, Fort Worth, Washington, D.C., Melbourne, Moscow, Mumbai, Paris, Luxembourg, Beijing, Shanghai, Singapore and Tokyo.  TPG Capital has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, spinouts, joint ventures and restructurings.  TPG Capital’s healthcare investments have included Axcan Pharma, Biomet, Fenwal, IASIS Healthcare, Quintiles Transnational, and Surgical Care Affiliates, among others.  TPG’s technology investments have included SunGard, Fidelity National Information Services, Sabre Holdings, Aptina, Avaya, and Intergraph, among others.  Please visit www.tpg.com.

CPP Investment Board

The CPP Investment Board is a professional investment management organization that invests the funds not needed by the Canada Pension Plan to pay current benefits on behalf of 17 million Canadian contributors and beneficiaries. In order to build a diversified portfolio of CPP assets, the CPP Investment Board invests in public equities, private equities, real estate, inflation-linked bonds, infrastructure and fixed income instruments. Headquartered in Toronto, with offices in London and Hong Kong, the CPP Investment Board is governed and managed independently of the Canada Pension Plan and at arm’s length from governments. At June 30, 2009, the CPP Fund totaled $116.6 billion of which $18.4 billion represents private investments. For more information about the CPP Investment Board, please visit www.cppib.ca.

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Forward-looking Statements
This press release contains statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although IMS Health believes the expectations contained in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information may involve risks and uncertainties that could cause actual results of IMS Health to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to (i) uncertainties associated with the proposed sale of IMS Health to a company controlled by TPG Capital and the CPP Investment Board, including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction, (ii) regulatory, legislative and enforcement initiatives, particularly in the areas of data access and utilization and tax, (iii) the risks associated with operating on a global basis, including fluctuations in the value of foreign currencies relative to the U.S. dollar, and the ability to successfully hedge such risks, (iv) to the extent unforeseen cash needs arise, the ability to obtain financing on favorable terms, (v) to the extent IMS Health seeks growth through acquisitions and joint ventures, the ability to identify, consummate and integrate acquisitions and joint ventures on satisfactory terms, (vi) the ability to develop new or advanced technologies and systems for its businesses on time and on a cost-effective basis, (vii) deterioration in economic conditions, particularly in the pharmaceutical, healthcare or other industries in which IMS Health’s customers operate, and (viii) uncertainties associated with completion of IMS Health’s restructuring plans and the impact of the restructuring activities on IMS Health’s business and financial results, including the timing of the activities and the associated costs and the ability to achieve projected cost savings. Additional information on factors that may affect the business and financial results of the company can be found in the filings of the company made from time to time with the Securities and Exchange Commission.

IMS Health undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger of IMS Health Incorporated (the “Company”) with Healthcare Technology Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Healthcare Technology Holdings, Inc., a Delaware corporation, (the “Merger”), the Company will prepare a proxy statement to be filed with the SEC.  When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company.  BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  The Company’s

stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to IMS Health Incorporated, 901 Main Avenue, Norwalk, Connecticut 06851, telephone: (203) 845-5200, or from the Company’s website, http://www.imshealth.com.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger.  Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2009 Annual Meeting of Stockholders, which was filed with the SEC on March 27, 2009.  Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.